                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K/A


                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): June 22, 1998


                            OSAGE SYSTEMS GROUP, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                   0-22808                  95-4374983
     (State or other       (Commission File No.)        (IRS Employer
     jurisdiction of                                    Identification No.)
     incorporation)

                            1661 East Camelback Road
                                    Suite 245
                                Phoenix, AZ 85016
                     (Address of principal executive office)


Registrant's telephone number, including area code:  (602) 274-1299


          (Former name or former address, if changed since last report)

GENERAL EXPLANATION

         The purpose of this Report is to amend the registrant's Current Report on Form 8-K dated June 22, 1998 relative to the acquisition of Open Business Systems, Inc. This Report amends the information provided under Item 7(a) and 7(b).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Acquired Businesses

                  OPEN BUSINESS SYSTEMS, INC.

                           Independent Auditors' Report

                           Balance Sheets As Of December 31, 1997 and 1996

                           Statements of Income For The Years Ended December 31, 1997 and 1996

                           Statements of Stockholders' Equity For The Years Ended December 31, 1997 and 1996

                           Statements of Cash Flows For The Years Ended December 31, 1997 and 1996

                           Notes to Financial Statements

                           Unaudited Interim Financial Statements:

                                    Balance Sheets As Of June 30, 1998 and 1997

                                    Statements Of Operations For The Six Months
                                    Ended June 30, 1998 and 1997

                                    Statements Of Cash Flows For The Six Months
                                    Ended June 30, 1998 and 1997

                                    Notes to Financial Statements

         (b)      Pro Forma Financial Information

                  FINANCIAL STATEMENTS PROVIDED UNDER ITEM 7(a)

   OPEN BUSINESS
   SYSTEMS, INC.
   Financial Statements
   Years Ended December 31, 1997 and 1996, and
   Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


Board of Directors
Open Business Systems, Inc.
Wood Dale, Illinois

We have audited the accompanying balance sheets of Open Business Systems, Inc. (the "Company") as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

July 10, 1998

OPEN BUSINESS SYSTEMS, INC.

BALANCE SHEETS
DECEMBER 31, 1997 AND 1996

ASSETS                                                                1997             1996
CURRENT ASSETS:
  Cash and cash equivalents                                       $  298,761       $  609,525
  Certificate of deposit                                                               50,000
  Accounts receivable (Note 6)                                     1,265,335          693,648
                                                                  ----------       ----------

           Total current assets                                    1,564,096        1,353,173

FURNITURE AND EQUIPMENT - Net (Note 2)                                99,837           84,119

OTHER ASSETS                                                          11,370            7,371
                                                                  ----------       ----------

TOTAL                                                             $1,675,303       $1,444,663
                                                                  ==========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable financing facility (Note 3)                    $  595,915       $  214,191
  Accounts payable                                                   115,172          528,288
  Accrued expenses                                                   182,940          172,720
                                                                  ----------       ----------

           Total current liabilities                                 894,027          915,199
                                                                  ----------       ----------

COMMITMENTS AND CONTINGENCIES (Notes 4 and 5)

STOCKHOLDERS' EQUITY:
    Common stock - $1 par value; authorized, 10,000 shares;
      issued and outstanding, 1,600 shares                             1,600            1,600
    Retained earnings                                                779,676          527,864
                                                                  ----------       ----------

           Total stockholders' equity                                781,276          529,464
                                                                  ----------       ----------

TOTAL                                                             $1,675,303       $1,444,663
                                                                  ==========       ==========


See notes to financial statements.

OPEN BUSINESS SYSTEMS, INC.

STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                       1997             1996

NET SALES (Note 6)                                 $9,075,637       $7,015,912

COST OF SALES                                       6,231,546        5,158,449
                                                   ----------       ----------

          Gross profit                              2,844,091        1,857,463

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES        2,508,695        1,600,730
                                                   ----------       ----------

OPERATING INCOME                                      335,396          256,733

INTEREST AND OTHER INCOME - Net                        12,418           32,842
                                                   ----------       ----------

NET INCOME                                         $  347,814       $  289,575
                                                   ==========       ==========


See notes to financial statements.

OPEN BUSINESS SYSTEMS, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1997 AND 1996


                                              COMMON STOCK             RETAINED
                                      --------------------------
                                         SHARES          AMOUNT        EARNINGS          TOTAL

BALANCE, JANUARY 1, 1996                 1,600        $   1,600        $ 326,468       $ 328,068
  Distribution to stockholders                                           (88,179)        (88,179)
  Net income                                                             289,575         289,575
                                      --------        ---------        ---------       ---------
BALANCE, DECEMBER 31, 1996               1,600            1,600          527,864         529,464
  Distribution to stockholders                                           (96,002)        (96,002)
  Net income                                                             347,814         347,814
                                      --------        ---------        ---------       ---------
BALANCE, DECEMBER 31, 1997               1,600        $   1,600        $ 779,676       $ 781,276
                                     =========        =========        =========       =========

See notes to financial statements.

OPEN BUSINESS SYSTEMS, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                         1997             1996
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                         $ 347,814        $ 289,575
  Adjustments to reconcile net income to net cash (used in)
    provided by operating activities:
      Depreciation and amortization                                     75,500           40,885
      Changes in operating assets and liabilities:
        Accounts receivable                                           (571,687)        (207,305)
        Other assets                                                    (3,999)          (7,371)
        Accounts payable                                               (31,392)         450,274
        Accrued expenses                                                10,220          118,898
                                                                     ---------        ---------
           Net cash (used in) provided by operating activities        (173,544)         684,956
                                                                     ---------        ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                 (91,218)         (59,471)
  Proceeds from certificate of deposit                                  50,000
                                                                     ---------        ---------
           Net cash used in investing activities                       (41,218)         (59,471)
                                                                     ---------        ---------
CASH FLOWS FROM FINANCING ACTIVITIES - Distributions
  to stockholders                                                      (96,002)         (88,179)
                                                                     ---------        ---------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                  (310,764)         537,306
CASH AND CASH EQUIVALENTS BEGINNING OF YEAR                            609,525           72,219
                                                                     ---------        ---------
CASH AND CASH EQUIVALENTS END OF YEAR                                $ 298,761        $ 609,525
                                                                     =========        =========


See notes to financial statements.

OPEN BUSINESS SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997 AND 1996


1.    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      DESCRIPTION OF BUSINESS - Open Business Systems, Inc. (the "Company") was founded in 1991 with the specific goal of offering customers technology solutions that utilize advanced "open" technologies to provide an extensive platform for future growth. The Company specifically resells hardware and software while also providing professional services such as installation, software design and programming primarily in the state of Illinois. The Company has entered into contracts with major suppliers of computer hardware and software to act as their value-added reseller. Purchases and sales under the value-added reseller contracts account for the majority of the Company's sales and costs of sales.

      SIGNIFICANT ACCOUNTING POLICIES are as follows:

      a. Cash and Cash Equivalents - For financial statement purposes, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

      b. Certificate of deposit is not included in cash and cash equivalents because it had an original maturity date greater than three months.

      c. Furniture and equipment and software are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The useful lives range from three to five years.

      d. Other assets consist principally of the cash surrender value of officer's life insurance.

      e. Revenue Recognition - The Company recognizes sales of products when the products are shipped, and services and support revenue is recognized when the applicable services are rendered.

      f. Income Taxes - The Company has elected to be treated as an S Corporation ("S Corp") as prescribed under Section 1362 of the Internal Revenue Code. As an S Corp, items of income or loss and deductions or credits generated by the Company flow through directly to the stockholders and are included in their tax returns. Accordingly, no provision for income taxes has been included in the accompanying financial statements.

      g. Fair Value of Financial Instruments - The fair value of accounts receivable, accounts payable and accrued expenses approximates the carrying value due to the short-term nature of these instruments.

      h. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.    FURNITURE AND EQUIPMENT

      Furniture and equipment at December 31 consist of the following:


                                      1997           1996
Computer equipment                  $175,730       $111,786
Furniture and fixtures                47,980         20,706
                                    --------       --------
Total                                223,710        132,492
Less accumulated depreciation        123,873         48,373
                                    --------       --------
Furniture and equipment - net       $ 99,837       $ 84,119
                                    ========       ========



3.    ACCOUNTS PAYABLE FINANCING FACILITY

      The Company has an accounts payable financing facility which is guaranteed by the stockholders. Amounts due under the financing facility which are paid within 45 days do not bear interest. Interest is payable monthly on amounts outstanding over 45 days at the bank's prime rate (8.5% at December 31, 1997) plus 6 percent.

4.    COMMITMENTS AND CONTINGENCIES

      OPERATING LEASES - The Company leases office space and equipment under noncancelable operating leases. The Company has an option to renew the office lease for an additional three-year term at fair market value.

      Future minimum payments under noncancelable operating leases at December 31, 1997 are as follows:

      1998                                                $102,106
      1999                                                 106,685
      2000                                                 109,779
      2001                                                 107,099
      2002                                                 109,159
      Thereafter                                            85,225
                                                          --------
      Total                                               $620,053
                                                          ========


      Total rent expense was $44,391 and $37,631 for the years ended December 31, 1997 and 1996, respectively.

      LETTER OF CREDIT - As of August 8, 1997, the Company entered into an agreement with a bank to provide a letter of credit in the amount of $50,000 to the lessor of the office space. The letter of credit expires on October 1, 1999.

5.    EMPLOYEE BENEFIT PLAN

      The Company has a qualified contributory 401(k) plan that covers all employees who have attained the age of 21 and completed six months of service. Each participant may elect to contribute up to 15 percent of his or her gross compensation up to the maximum amount allowed by the Internal Revenue Service. The Company can make discretionary matching contributions. In addition, the Company has a discretionary profit sharing plan for all employees eligible for the 401(k) plan. The Company contributed $28,107 and $51,033 to the plans for the years ended December 31, 1997 and 1996, respectively.

6.    MAJOR CUSTOMER

      For the years ended December 31, 1997 and 1996, the Company had a major customer, sales to which exceeded 10 percent of the Company's revenues. Revenues from sales to this customer were approximately $1,593,000 and $4,047,597 for the years ended December 31, 1997 and 1996. The Company had an accounts receivable balance from this customer of $301,202 and $130,412 as of December 31, 1997 and 1996, respectively.

7.    SUBSEQUENT EVENTS

      On June 22, 1998, the Company was acquired by Osage Systems Group, Inc. ("Osage"), which operates in the same industry as the Company. Under the terms of the agreement with Osage, the selling price of the Company was $2,000,000 cash and $2,000,000 of Osage's common stock valued at $6 per share.

      Additionally, the selling stockholders may receive earn-out shares consisting of additional shares of Osage common stock with a value of up to $3.0 million which may be earned by the Company based upon the sale revenue and net income of the Company during the three years following the closing.

                                   * * * * * *

            PRO FORMA FINANCIAL INFORMATION PROVIDED UNDER ITEM 7(b)

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 and the six months ended June 30, 1998 combines historical statements of operations for Osage Systems Group, Inc. (the "Company") and the acquired company, Open Business Systems, Inc. ("OBS"), as if the acquisition had occurred on January 1, 1997. A pro forma consolidated balance sheet at June 30, 1998 is not presented since the transaction is already reflected in the Company's June 30, 1998 consolidated balance sheet which was filed with the Securities and Exchange Commission on Form 10-QSB on August 14, 1998.

The detailed assumptions used to prepare the unaudited pro forma consolidated financial information are contained herein. The unaudited pro forma consolidated financial information reflects the use of the purchase method of accounting for the acquisitions. The purchase price allocation used in the preparation of the pro forma financial information is preliminary and subject to change based upon final evaluations being performed.

The unaudited pro forma consolidated financial information assumes the acquisition was funded from currently available cash, assorted private placement transactions and through the issuance of common stock.

The unaudited pro forma data are not necessarily indicative of the financial position or results of operations which would have actually been reported had the transactions been consummated at the date mentioned above or which may be reported in the future.

The unaudited pro forma data should be read in conjunction with the notes to the unaudited pro forma consolidated historical financial information and the historical financial statements, and notes thereto, of the Company which are incorporated by reference to the Company's Form 10-KSB and the historical financial statements of OBS which are included herein.

                    OSAGE SYSTEMS GROUP, INC.


     UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  SIX MONTHS ENDED JUNE 30, 1998

                          (IN THOUSANDS)

                                                                                                   PRO FORMA
                                                                                   PRO FORMA       CONSOLIDATED
                                                     OSAGE             OBS            ADJ.         BALANCE
                                                     -----             ---            ----         ------------

NET SALES                                          $ 16,001        $  9,357                        $ 25,358

COST OF SALES                                        13,141           7,207                          20,348
                                                   --------        --------        --------        --------
   Gross profit                                       2,860           2,150                           5,010

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES          4,001           2,133        $     99 {a}       6,233
                                                   --------        --------        --------        --------
OPERATING INCOME (LOSS)                              (1,141)             17             (99)         (1,223)

INTEREST - Net                                           23               3                              26
                                                   --------        --------        --------        --------
INCOME (LOSS) BEFORE BENEFIT FOR
   INCOME TAXES                                      (1,118)             20             (99)         (1,197)

(BENEFIT) PROVISION FOR INCOME TAXES                   (324)                              8 {b}        (316)
                                                   --------        --------        --------        --------
NET INCOME (LOSS)                                  $   (794)       $     20        $   (107)       $   (881)
                                                   ========        ========        ========        ========

LOSS PER COMMON SHARE - BASIC AND DILUTED          $  (0.13)                                       $  (0.14)
                                                   ========                                        ========
SHARES USED IN PER SHARE CALCULATION                  6,031                                           6,463 {c}
                                                   --------                                        --------

                           PRO FORMA ADJUSTMENT LEGEND

{a} Amount represents the amortization of goodwill. While the Company has yet to complete the final purchase accounting entries, based on its preliminary estimate, the Company believes that any additional adjustments required will be allocated to goodwill, which is estimated to be amortized over 20 years. The excess of assets acquired over liabilities assumed of $3,973,000 has been allocated to goodwill.

{b}   Amount represents pro forma adjustment for income taxes as follows:

      Current tax provision for OBS assuming a
      40% tax rate as OBS was taxed as
      an S Corp. prior to the acquisition                               $    8
                                                                        ======

{c} Amount represents the number of shares outstanding resulting from the acquisition of OBS as if the shares were outstanding as of January 1, 1998:

      Weighted average shares outstanding as of June 30, 1998            6,031
      OBS shares                                                           362
      Fees paid                                                             70
                                                                         -----
      Total                                                              6,463
                                                                         =====

                    OSAGE SYSTEMS GROUP, INC.
     UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   YEAR ENDED DECEMBER 31, 1997
                          (IN THOUSANDS)

                                                                                                     PRO FORMA
                                                                                  PRO FORMA        CONSOLIDATED
                                                     OSAGE            OBS            ADJ.            BALANCE
                                                   --------       ---------      ----------        ------------
NET SALES                                          $ 14,191        $  9,076                         $ 23,267

COST OF SALES                                        11,670           6,232                           17,902
                                                   --------        --------        --------        --------
   Gross profit                                       2,521           2,844                            5,365

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES          2,807           2,509        $    199 {a}        5,515
                                                   --------        --------        --------        --------
OPERATING INCOME (LOSS)                                (286)            335            (199)            (150)

INTEREST - Net                                          (10)             13                               3
                                                   --------        --------        --------        --------
INCOME (LOSS) BEFORE PROVISION (BENEFIT)
   FOR INCOME TAXES                                    (296)            348            (199)           (147)

(BENEFIT) PROVISION FOR INCOME TAXES                     (3)                            139 {b}         136
                                                   --------        --------        --------        --------
NET INCOME (LOSS)                                  $   (293)       $    348        $   (338)       $   (283)
                                                   ========        ========        ========        ========
LOSS PER COMMON SHARE - BASIC AND DILUTED          $  (0.06)                                       $  (0.05)
                                                   ========                                        ========
SHARES USED IN PER SHARE CALCULATION                  4,820                                           5,252 {c}
                                                   ========                                        ========

                           PRO FORMA ADJUSTMENT LEGEND

{a} Amount represents the amortization of goodwill. While the Company has yet to complete the final purchase accounting entries, based on its preliminary estimate, the Company believes that any additional adjustments required will be allocated to goodwill, which is estimated to be amortized over 20 years. The excess of assets acquired over liabilities assumed of $3,973,000 has been allocated to goodwill.

{b}   Amount represents pro forma adjustment for income taxes as follows:

      Current tax provision for OBS assuming a 40%
      tax rate as OBS was taxed as an S Corp. prior to
      the acquisition                                                  $    139
                                                                       ========

{c} Amount represents the number of shares outstanding resulting from the acquisition of OBS as if the shares were outstanding as of January 1, 1997:

     Shares outstanding as of December 31, 1997                           4,820
     OBS shares                                                             362
     Fees paid                                                               70
                                                                       --------
             Total                                                        5,252
                                                                       --------

                           OPEN BUSINESS SYSTEMS, INC.
                                 BALANCE SHEETS

                                                               JUNE 30, 1998     JUNE 30, 1997
                                                                (UNAUDITED)       (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                     $  340,019       $  626,809
  Accounts receivable - net of $11,000 allowance for
      doubtful accounts in 1998                                  4,168,933          820,594
  Inventories                                                          341
  Prepaid expenses and other current assets                         40,598           11,370
                                                                ----------       ----------
     Total current assets                                        4,549,891        1,458,773
                                                                ----------       ----------
FURNITURE AND EQUIPMENT - net                                      164,135           80,063
                                                                ----------       ----------
TOTAL                                                           $4,714,026       $1,538,836
                                                                ==========       ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                              $3,644,292       $  730,291
  Accrued expenses                                                 423,817           55,285
                                                                ----------       ----------
     Total current liabilities                                   4,068,109          785,576
                                                                ----------       ----------
NOTES PAYABLE
STOCKHOLDERS'  EQUITY:                                          ----------       ----------
  Common stock                                                       1,600            1,600
  Retained earnings                                                644,317          751,660
                                                                ----------       ----------
     Total stockholders' equity                                    645,917          753,260
                                                                ----------       ----------
TOTAL                                                           $4,714,026       $1,538,836
                                                                ==========       ==========

See notes to unaudited consolidated financial statements.

                           OPEN BUSINESS SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS

                                                                     SIX MONTHS ENDED
                                                                (UNAUDITED)      (UNAUDITED)
                                                              JUNE 30, 1998     JUNE 30, 1997
NET SALES                                                       $9,357,633       $3,906,489
COST OF SALES                                                    7,207,472        2,571,510
                                                                ----------       ----------
  Gross profit                                                   2,150,161        1,334,979
                                                                ----------       ----------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                     2,133,210        1,014,598
                                                                ----------       ----------
OPERATING INCOME                                                    16,951          320,381
INTEREST INCOME - net                                                2,925
                                                                ----------       ----------
NET INCOME                                                      $   19,876       $  320,381
                                                                ==========       ==========

See notes to unaudited consolidated financial statements.

                           OPEN BUSINESS SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                             SIX MONTHS ENDED
                                                                     (UNAUDITED)        (UNAUDITED)
                                                                   JUNE 30, 1998       JUNE 30, 1997
OPERATING ACTIVITIES:
  Net income                                                        $    19,876        $   320,381
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                       39,046             10,000
  Changes in operating assets and liabilities:
    Accounts receivable                                              (2,903,598)          (126,946)
    Inventories                                                            (341)
    Prepaid expenses and other assets                                   (29,228)            (3,999)
    Accounts payable                                                  2,933,205            (12,188)
    Accrued expenses                                                    240,877           (117,435)
                                                                    -----------        -----------
       Net cash provided by operating activities                        299,837             69,813
                                                                    -----------        -----------
INVESTING ACTIVITIES - Capital expenditures                            (103,344)            (5,944)
                                                                    -----------        -----------
FINANCING ACTIVITIES - Shareholder distributions                       (155,235)           (96,585)
                                                                    -----------        -----------
NET INCREASE IN CASH                                                     41,258            (32,716)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                            298,761            659,525
                                                                    -----------        -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                            $   340,019        $   626,809
                                                                    ===========        ===========

See notes to unaudited consolidated financial statements.

                           OPEN BUSINESS SYSTEMS, INC.
                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS


1.    Basis of Presentation

     In the opinion of the Company, the accompanying unaudited interim financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position of the Company and the results of its operations and changes in its financial position for the periods presented.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  September 4, 1998                      OSAGE SYSTEMS GROUP, INC.


                                               BY:/s/ Jack R. Leadbeater
                                                  ------------------------
                                                      Jack R. Leadbeater
                                                      Chief Executive Officer